UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 5, 2008

General Cable Corporation

__________________________________________

(Exact name of Registrant as Specified in Charter)

Delaware	001-12983	06-1398235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (859) 572-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Compensatory Arrangements for Certain Officers

On February 5, 2008, the Compensation Committee of the Board of Directors approved salary adjustments to named executive officers as set forth in the table below.

Officer and Title	Salary Increase $	Adjusted Base Salary $(1)
Gregory B. Kenny President and Chief Executive Officer	75,000	825,000
Brian J. Robinson (2) Executive Vice President, Chief Financial Officer and Treasurer	60,000	315,000
Robert J. Siverd Executive Vice President, General Counsel and Secretary	15,534	379,900

(1)

Adjustments to base salaries are effective January 1, 2008 for Mr. Kenny and Mr. Robinson, and March 1, 2008 for Mr. Siverd.

(2)

Mr. Robinson’s salary increase accompanies a promotion from Senior Vice President to Executive Vice President as described on Exhibit 99.1, which is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

99.1

Press Release dated February 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Cable Corporation

February 6, 2008

/s/ Robert J. Siverd

Robert J. Siverd

Executive Vice President,

General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated February 5, 2008